UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2013

GENIE ENERGY LTD.
(Exact name of registrant as specified in its charter)

Delaware	1-35327	45-2069276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-3500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 25, 2013, the Board of Directors of Genie Energy Ltd. (the “Company” or the “Registrant”) determined to appoint Howard Jonas, who is 57 years of age, to serve as Chief Executive Officer of the Company, effective January 1, 2014, replacing Claude Pupkin. Mr. Pupkin will continue to serve as the President of the Registrant’s, subsidiary American Shale Oil Corporation, and will serve as Senior Vice President of Business Development of the Registrant.

Mr. Jonas has served as Chairman of the Board of the Company since January 2011, and will remain as Chairman of the Board. Mr. Jonas has served as Co-Vice Chairman of Genie Energy International Corporation since September 2009. Mr. Jonas founded IDT Corporation (IDT) in August 1990, and has served as Chairman of IDT’s Board of Directors since its inception. Mr. Jonas has served as Chief Executive Officer of IDT since October 2009 and previously served in that capacity from December 1991 until July 2001. From August 2006 until August 2011, Mr. Jonas served as a director of Starz Media Holdings, LLC, Starz Media, LLC and Starz Foreign Holdings, LLC, each of which is a subsidiary of Liberty Media Corporation. In addition, Mr. Jonas has been a director of IDT Energy since June 2007 and a director of American Shale Oil Corporation since January 2008. Mr. Jonas is also the founder and has been President of Jonas Media Group (f/k/a Jonas Publishing) since its inception in 1979. Mr. Jonas received a B.A. in Economics from Harvard University.

There are no arrangements or understandings between Mr. Jonas and any other person pursuant to which Mr. Jonas was appointed to his new position, nor is there any family relationship between any director or executive officer and Mr. Jonas.

All of the following Related Person Transactions were approved in accordance with the Registrant’s Related Person Transactions Policy. The Transition Services Agreement between the Registrant and IDT, dated October 28, 2011 (the “TSA”), pursuant to which IDT, which is controlled by Mr. Jonas, continues to provide certain services, including, but not limited to, services relating to human resources, employee benefits administration, finance, accounting, tax, internal audit, facilities, investor relations and legal for an agreed period following the spin-off. Additionally, under the same agreement, the Registrant provided specified administrative services to certain of IDT’s foreign subsidiaries. Furthermore, IDT granted us a license to use the IDT and IDT Energy names for our retail energy provider (REP) business. As disclosed in the Registrant’s proxy statement filed with Securities and Exchange Commission on April 8, 2013 (“Proxy Statement”), IDT charged the Registrant a total of $3,774,787.06 for services provided by IDT pursuant to the TSA during Fiscal 2012. The Registrant charged IDT for certain payroll allocation in the amount of $128,683.56 during Fiscal 2012.

Michael Jonas, son of Mr. Jonas, became an employee of IDT in 2005. As disclosed in the Proxy Statement, during Fiscal 2012, Michael Jonas was an employee of Genie and his total compensation was $204,942 during that period. Michael Jonas’ current annual base salary is $185,400. In addition, in December 2011, the Compensation Committee approved the following subsidiary equity grants to Michael Jonas: 0.150% equity interest in Israel Energy Initiatives, Ltd., 0.250% equity interest in Genie Mongolia, Inc. and .200% equity interest in Afek Oil and Gas Ltd. On November 4, 2013, the Compensation Committee approved an additional 1% equity grant in Genie Mongolia, Inc

(c) The Registrant is presently negotiating a compensation arrangement with Mr. Jonas. The Registrant will update this Form 8-K with the Employment Agreement between the Company and Howard Jonas upon signing.

A copy of the November 29, 2013 press release relating to the above events is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document

99.1	Press Release of the Registrant, dated November 29, 2013.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIE ENERGY LTD.

Dated: November 29, 2013	By:	/s/ Claude Pupkin
Claude Pupkin
Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Document

99.1	Press Release of the Registrant, dated November 29, 2013.

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